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Hewlett Packard

March 19, 1998

Bill Arnett
SysGold Inc.
430-150-6th Ave S.W.
Calgary, Alberta T2P 3H7

Dear Bill,

Congratulations! The Distributor Authorized Reseller application you submitted has been approved. You have been authorized to sell the HP products listed below under the terms of Hewlett-Packard's DAR program.

Distributor Name: Ingram Micro Inc.

DAR Number: CAN00931

Effective Date: March 19, 1998

Expiration Date: March 19, 1999

Products: HP9000

Value-add: Energy Warehouse Program/Outsourcing IT Services

Target Geography: British Colombia

Target Market: (A) Restricted to only selling HP Products into accounts purchasing your Energy Warehouse Program or Outsourcing IT Services as per Business Plan submitted with DAR Application.

(B) Requires written HP-RSM approval to sell Outsourcing IT Services into existing HP accounts

DAR Account Type: Solution Implementor

You are expected to ensure that all sales are made as specified in the application with the above value-add into the above geography. Please be advised that this authorization is for a 12-month period beginning on the Effective Date and ending on the Expiration Date listed above, and providing your business focus has not changed.

To secure authorization status, you have six months to become compliant with the HP certification requirements of a minimum of one HP certified sales professional, one HP certified presales technical consultant and one HP certified postsales technical consultant per selling region in which you are authorized. Certification is required by product line (HP9000 workstations and servers), is based on the product line being resold, and is effective for one year; annual recertification is required. Please refer to the training and certification overview enclosed.

To help our resellers remain up-to-date with Hewlett-Packard products and programs, a regular communication plan is also being established. Please complete and return the enclosed faxback form to ensure that the appropriate people in your company are kept informed of HP update training sessions, video and audioconferences. We appreciate your interest in the DAR program and look forward to your success with Hewlett-Packard products.

Regards,

Jay Khaira
Distribution Account Manager
Hewlett-Packard (Canada) Ltd.

cc:      Geoff Coutts      Hewlett-Packard (Canada) Ltd.
         Alan Taylor       Hewlett-Packard (Canada) Ltd.

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         Deanna Hicken     Hewlett-Packard (Canada) Ltd.
         Judy Morellato    Hewlett-Packard (Canada) Ltd.
         Bernie Schmidt    Ingram Micro Inc.
         Fred Shaw         Ingram Micro Inc.
         Liz Groves        Ingram Micro Inc.
         Andrew Skidd      Ingram Micro Inc.